Exhibit 99.2

AUGUST 23, 2018 / 3:00PM GMT, Q3 2018 Sanderson Farms Inc Earnings Call

THOMSON REUTERS FINAL TRANSCRIPT Q3 2018 Sanderson Farms Inc Earnings Call EVENT DATE/TIME: AUGUST 23, 2018 / 3:00PM GMT

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AUGUST 23, 2018 / 3:00PM GMT, Q3 2018 Sanderson Farms Inc Earnings Call

CORPORATE PARTICIPANTS

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

Lampkin Butts Sanderson Farms, Inc. - President, COO & Director

CONFERENCE CALL PARTICIPANTS

Adam L. Samuelson Goldman Sachs Group Inc., Research Division - Equity Analyst

Akshay S. Jagdale Jefferies LLC, Research Division - Equity Analyst

Farha Aslam Stephens Inc., Research Division - MD

Heather Lynn Jones The Vertical Trading Group, LLC, Research Division - Research Analyst

Jeremy Carlson Scott Mizuho Securities USA LLC, Research Division - VP of Americas Research

Michael Leith Piken Cleveland Research Company - Equity Analyst

PRESENTATION

Operator

Good day, and welcome to the Sanderson Farms, Inc. Third Quarter Fiscal 2018 Conference Call. Today’s call is being recorded. At this time for opening remarks and introductions, I would like to turn the call over to Mr. Joe Sanderson. Please go ahead, sir.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

Thank you. Good morning, and welcome to Sanderson Farms third quarter conference call. Lampkin Butts and Mike Cockrell are with me this morning.

We reported net income for our third fiscal quarter of $11.5 million or $0.50 per share. This compares to net income of $115.8 million or $5.09 per share during last year’s third quarter. Net income during the quarter reflects the accrual of probable liability for contribution to our ESOP of $2.4 million before income tax or $0.08 per share net of income tax.

I will begin this morning’s call with a few general comments before turning over the call to Lampkin and Mike. Before making any further comments, I’ll ask Mike to give the cautionary statement regarding forward-looking statements.

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

Thank you, Joe, and good morning, everyone. This morning’s call will contain forward-looking statements about the business, financial condition and prospects of the company. Examples of forward-looking statements include statements of our belief about future grain and fresh chicken prices, consumer demand, production levels, the supply of fresh chicken products, economic conditions and our expansion plans. The actual performance of the company could differ materially from that indicated by the forward-looking statements because of various risks and uncertainties. Those risks and uncertainties are described in our annual report on Form 10-K for the fiscal year ended October 31, 2017, as well as subsequent quarterly reports on Form 10-Q filed with the SEC. We filed our third fiscal quarter Form 10-Q this morning.

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AUGUST 23, 2018 / 3:00PM GMT, Q3 2018 Sanderson Farms Inc Earnings Call

I caution you not to place undue reliance on forward-looking statements made this morning as each such statement speaks only as of today. We undertake no obligation to update or revise forward-looking statements. External factors affecting our business such as feed grain costs, market prices for poultry and meat and the overall health of the economy, among others, remain volatile, and our view this morning may be very different from our view a few days from now.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

Thank you, Mike. Our third quarter results reflect significant counter-seasonal weakness in chicken market prices for chicken produced at our plants processing large birds for the food service market, higher grain cost per process pound compared to last year’s third quarter and relatively steady pricing for chill pack products sold to retail grocery stores. Overall, market prices — poultry market prices were lower by $0.128 per pound sold or 15.4% compared to last year’s third quarter and were lower by $0.017 per pound or 2.3% compared to our second fiscal quarter.

While the overall supply of big bird boneless breast meat is up only slightly, demand is weak. We believe the counter-seasonal decline in market prices, at least in part, reflects pressure from lower wholesale prices for and an abundant supply of competing proteins.

We normally expect strong chicken demand during our third quarter, though we simply didn’t see typical promotional activity for chicken at either food service or retail grocery stores. Market prices for tray pack products sold in retail grocery stores held up better during the quarter. But like food service, we have not seen the volume of retail activity we normally see during the summer months.

Export demand has been impacted by uncertainty in some places regarding freight issues, but it has been adequate. Industry export volumes were up slightly through July compared to last year. The leg quarter market prices were lower by 12% during the quarter compared to last year’s third quarter.

Our chicken supply outlook for the balance of this year is consistent with USDA’s estimate of a 2.3% increase in chicken production during calendar 2018. Through June, the USDA reports that 0.9% more head were processed. Live weights are up 1.1% from a year ago, and total ready-to-cook pounds were up 2.1%.

With respect to next year, our view is in line with USDA’s estimate of 2% more chicken production during calendar 2019. Feed cost per pound processed were higher during our third fiscal quarter, reflecting slightly higher feed grain prices. This year’s grain crop appears to be moving toward a decent harvest. The grain trades started this summer worried about a late plant, but crop condition reports have been outstanding all summer.

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AUGUST 23, 2018 / 3:00PM GMT, Q3 2018 Sanderson Farms Inc Earnings Call

Trade concerns with China have weighed on the grain market. The USDA crop ratings and yield estimates published August 10 surprised to the upside, with yields and production numbers well ahead of the trade’s expectations for both corn and soybeans. If realized, these numbers will leave both corn and soybeans well supplied.

We have priced our grain needs for most of the fourth quarter. We still need to price a couple of weeks of both corn and soybean meal needs for the quarter. Based on these purchases and what we could have priced our remaining needs for this morning, we expect our grain cost to be approximately $36.7 million higher this fiscal year than last year. This higher cost will translate into relatively flat feed cost per pound in chicken processed this fiscal year compared to last year as we offset the higher cash cost with improved performance.

While we have priced only a very small portion of our fiscal 2019 needs at this time, had we priced all of our fiscal 2019 needs at yesterday’s close, our cash grain cost during fiscal 2019 would be $15.2 million higher than this fiscal year, assuming we purchase the same volume in 2019 as in 2018. We will purchase more grain during 2019 as we feed more chickens in Tyler.

Our progress continues in Tyler, where we expect to begin processing chicken during the first calendar quarter of 2019. The plant will represent approximately 9% more production for the company when it reaches full production, and we look forward to the opportunities the new production will provide.

I will now turn the call over to Lampkin for a more detailed discussion of the market.

Lampkin Butts Sanderson Farms, Inc. - President, COO & Director

Thank you, Joe, and good morning, everyone. Overall market prices for poultry products were lower during the quarter compared to our third quarter last year. Retail chill pack prices during our third quarter were slightly lower when compared to our third fiscal quarter of 2017, but our prices improved $0.0224 per pound on mix. Market prices for production for our big bird plants were significantly lower. Pricing continues to reflect a relatively balanced supply and demand environment for chicken in retail grocery stores.

Bulk leg quarter prices were down for the quarter compared to last year’s third quarter, decreasing by 12%. Through the first half of the calendar year, overall industry exports of broader meat were up 0.9% in volume compared to the same period last year.

Quoted bulk leg quarter prices averaged $0.34 per pound during our third quarter this year versus $0.386 per pound during last year’s third quarter. The current quote for Urner Barry frozen bulk leg quarters is $0.28 per pound.

Prices for jumbo wings were lower during our third fiscal quarter. Jumbo wings averaged $1.29 per pound, down 35.4% from the average of $2 during last year’s third quarter. The Urner Barry quote is currently $1.40 per pound.

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AUGUST 23, 2018 / 3:00PM GMT, Q3 2018 Sanderson Farms Inc Earnings Call

Boneless breast prices were much lower during our third quarter, decreasing by 26.6% compared to the third quarter a year ago. This year’s third quarter average Urner Barry of $1.18 per pound compares to an average of $1.61 per pound during last year’s third quarter. Today, the Urner Barry quoted market for boneless breast is $1.01 per pound.

The overall result of this market price changes was a decrease of $0.128 per pound in our average sales price per pound of poultry products sold compared to last year’s third quarter.

In addition to our overall average sales price for poultry products being lower during the third quarter compared to last year, our feed cost was slightly higher. Our average feed cost per pound processed during the third quarter was $0.266 per pound, up from $0.251 per pound during last year’s third quarter.

We sold 1.12 billion pounds of poultry during our third fiscal quarter, a 5.2% increase from the 1.07 billion pounds sold during last year’s third quarter. We processed 1.15 billion pounds of dressed poultry during the quarter, up 5.2% from the 1.1 billion pounds we processed during last year’s third quarter.

For the first 9 months of the year, we sold 3.3 billion pounds of poultry products compared to 3.07 billion for the same period last year and processed 3.34 billion pounds this year compared to 3.12 billion last year. We expect pounds processed during our fourth fiscal quarter to be approximately 1.12 billion pounds, down compared to the same quarter last year by 4.6%. We now expect to process 4.47 billion pounds this year, an increase of approximately 4.1% compared to the 4.29 billion pounds processed during fiscal 2017.

We sold 31.3 million pounds of prepared chicken products during the quarter, up from 21.3 million pounds last year. Our average sales price with that facility decreased by 3.6%.

At this point, I’ll turn the call over to Mike.

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

Thank you, Lampkin. Net sales for the quarter totaled $852.4 million, and that’s down 8.5% from the $931.9 million during last year’s quarter. The decrease was the result of lower average sales prices described by Lampkin, partially offset by higher volume.

Our cost of sales for the 3 months ended July 31 as compared to the same 3 months last year increased 12.8% as a result of an increase in pounds of poultry products sold and the higher feed cost per pound processed and also an increase in nonfeed-related cost. Feed cost in flocks processed increased $0.015 per pound compared to last year’s third quarter, and nonfeed-related cost of goods sold increased $0.014 per pound this year compared to last, primarily because of higher grower pay, slightly higher labor cost, slight increases in freight and ship cost and higher cost associated with antimicrobial interventions in the plant.

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AUGUST 23, 2018 / 3:00PM GMT, Q3 2018 Sanderson Farms Inc Earnings Call

SG&A expenses for the third fiscal quarter of 2018 were $55.8 million compared to $62 million for the same quarter last year. Year-to-date SG&A expenses included $2.4 million accrued for an ESOP contribution, and that compares to $12.5 million accrual through the first 9 months of last year. We — right now, we expect to accrue approximately $800,000 for the ESOP during the fourth quarter, and remember that all of the ESOP accruals are booked as SG&A expenses.

Year-to-date, start-up expenses at Tyler were higher by $7.2 million compared to last year. Legal fees were higher by $6.9 million. Administrative salaries were higher by $5.1 million, and trainee costs were up $5 million.

The company’s effective tax rate for the quarter was 25.1%. And for the balance of the year, exclusive of any discrete items, we expect a rate of 24.6%.

We spent $216.6 million on CapEx through the third quarter, which includes $94.3 million in Tyler and $29.3 million related to progress payments on new company aircraft.

We have approved approximately $373.9 million for CapEx for the full fiscal year, which includes $178 million in Tyler, $32.2 million for the new aircraft and $121.5 million for maintenance.

Our depreciation and amortization was $81.5 million year-to-date, and we are projecting $111 million for the year. We also declared a $21.9 million in dividends through the first 3 quarters of the year.

As of today, only approximately $21.4 million in letters of credit are outstanding on our $900 million committed revolver, and we remain debt-free.

Before opening up the call for questions, I would like to remind everyone that the company will host its annual investor conference at the New Orleans Windsor Court Hotel on Thursday morning, October 11, 2018. We’ll host dinner the night before at the Acme Oyster House on Wednesday, and the conference will start with breakfast at 7:00 Thursday morning with the program starting around 8:00. We will end by noon. We hope many of you will join us in New Orleans, and we encourage you to go ahead and register and make hotel reservations. The deadline for taking advantage of the lower rate at the hotel is September 10. And you’ll find that registration information on the Investor Relations page of our website.

That concludes our prepared remarks, Jessica. So you can now open up the call for questions.

QUESTIONS AND ANSWERS

Operator

(Operator Instructions) And we’ll go first to Heather Jones with Vertical Group.

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AUGUST 23, 2018 / 3:00PM GMT, Q3 2018 Sanderson Farms Inc Earnings Call

Heather Lynn Jones The Vertical Trading Group, LLC, Research Division - Research Analyst

So one — a couple of questions. First, Joe, I know last year, and I’m thinking calendar ‘17, the seasonal downturn in pricing was more pronounced than normal. But even if we think about a normal seasonal downturn in pricing from current levels, it would point to decent size losses at least in the big bird segment during calendar Q4. I was wondering if you could help us — I mean, how are you thinking about that? Does that sound reasonable to you? Or is there some other consideration you’re looking at that maybe calls that not to be the case?

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

I would think the normal seasonality of demand would still occur post-Labor Day. When we get in the October, November, December, it’s not going to be chicken around Thanksgiving. It’s not going to be chicken around Christmas. January begins our season. So that’s still going to occur. Wings and chicken tenders kind of not so much out-of-favor. They are in play around the holidays, particularly wings. Leg quarters are not going to come down too much further from these levels. We’re at — we’re projecting a couple, $0.03, $0.04 more maybe over the next…

Lampkin Butts Sanderson Farms, Inc. - President, COO & Director

September may be $0.01 cheaper than August.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

Yes. So we don’t think leg quarters are going to come down too much further, and wings are going to go up. I think boneless breast and tenders will go down some more. But — and yes, it’ll be losses, no doubt about that. Just — and seasonality will prevail, as always. On the other side of that, we will have an opportunity to buy a soybean mill and corn, it looks like to me, probably at lower values than we paid a year ago.

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

Yes. I mean, if we had price all of our grain for 2019 yesterday, prices are going to be up $15 million for the whole year.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

Yes, they’re down today. I think they’re going to be lower particularly meal. But anyway, seasonality, yes. And we’re at a historic low on boneless breast right now. And tenders, the trend on tenders is down. Wings are up. I don’t think there’s much more to go on leg quarters.

Heather Lynn Jones The Vertical Trading Group, LLC, Research Division - Research Analyst

And so against that backdrop, but also a lot of the companies out there have pretty strong balance sheet, I mean, do you think when we look at — when we go back to Q4 of ‘15, the AI-related issues, the big bird segment generated losses for a while. During that period, you had a pretty quick response with the producers — some producers breaking eggs. How do you think the response will be this year? Do you think they’ll do it this year? Or do you think they’ll wait and see what happens in ‘19?

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AUGUST 23, 2018 / 3:00PM GMT, Q3 2018 Sanderson Farms Inc Earnings Call

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

I don’t — I mean, the hen slaughter is going up right now. We did know that. But I wouldn’t think with the strength of the balance sheets, and I don’t — we don’t see anybody’s balance sheets. But I wouldn’t think that anybody would have a knee-jerk reaction to 3 or 4 months of winter time, fall losses. I think the industry would be optimistic about the spring and the summer. Usually, it does not — if you go back to 2011, and I don’t think the industry was losing money until — and they were putting out eggs and there were more chickens coming and grain costs were not high until the summer of 2011. But once that all hit, there was a pretty sharp reaction to it. And once reality set in, the — and that was following, I think, ‘09 — I don’t remember ‘09. ‘09 was…

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

A good year.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

A good year. ‘10 was okay. But I don’t think there’ll be a quick reaction to August through December.

Operator

And we’ll now take a question from Farha Aslam with Stephens Inc.

Farha Aslam Stephens Inc., Research Division - MD

Joe, you mentioned that you could offset the $36 million to $37 million increase in grain with improved efficiencies. Could you share with us a little bit of color of where you’re getting the efficiencies from and if there’s more out there for you to get?

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

Did I say we could or we did? Well, we did. We did. It was feed conversions and yields. Every year, the breeds, both of them, by genetic selection, the birds are more efficient. They convert feed to meat better. And then you hope your management is better every year. And so we totally because of the breed, we — I can’t speak about the other. I don’t have any knowledge about that. In our house, with our flocks and growers, our performance was definitely better. Feed conversion and our yields in our plants were improved. And so we did — we were more efficient.

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

Farha, if we had priced everything yesterday, that $36.7 million would translate into a decrease in feed cost of 0.0007. So slight, but it will be a decrease, not an increase despite the higher grain cost.

Farha Aslam Stephens Inc., Research Division - MD

For the year?

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

For the year.

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AUGUST 23, 2018 / 3:00PM GMT, Q3 2018 Sanderson Farms Inc Earnings Call

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

Yes.

Farha Aslam Stephens Inc., Research Division - MD

Okay. Now that implies lower grain for the fourth quarter. That’s helpful.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

Yes, it does, particularly compared to the third quarter.

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

Right. If you looked at — compared to last year, if we had priced everything this morning, total cash paid for corn would be lower by almost $4 million, and so it would be higher by almost $4 million.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

Compared to the year.

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

Compared to last year.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

But not to the third quarter.

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

No. That’s correct. That’s right.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

So it is going to be much lower compared to the third quarter.

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

Much lower compared to the third quarter.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

I’ll tell you what, what you’re going to process in the fourth quarter, you’ve already fed. I mean, a lot of those birds will have eaten — you fed in the third quarter soy meal. So it’s going to have a mixture of third quarter and fourth quarter meal blended cost in it. The soy meal we’ll be bringing into our mills in the fourth quarter is a good bit cheaper than what we brought in, in the third quarter.

Farha Aslam Stephens Inc., Research Division - MD

Okay. And do you have any grain hedged out for next year?

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

No. You mean beginning in November, December?

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AUGUST 23, 2018 / 3:00PM GMT, Q3 2018 Sanderson Farms Inc Earnings Call

Farha Aslam Stephens Inc., Research Division - MD

Yes.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

No. No.

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

The only thing we know for sure is that some of the chickens that you process in the first quarter, we know what the cost of the grain we’re going to feed to them will be, but we haven’t…

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

No, that’s September, October in our mills. But we hadn’t — I mean, we think that’s in our favor just to wait just a little bit on that.

Operator

And we’ll take our next question from Michael Piken with Cleveland Research.

Michael Leith Piken Cleveland Research Company - Equity Analyst

Yes. I just wanted to dive a little bit more deeper into what you’re seeing in terms of Labor Day featuring? And how quickly can things change? I mean, I know you said you’re not expecting much for the holiday season. But I mean, in terms of next year, do you have any sort of early read in terms of what the featuring activity might look like?

Lampkin Butts Sanderson Farms, Inc. - President, COO & Director

Michael, this is Lampkin. We feel like at retail — retail grocery stores, we’ve come up short for features for each of the holiday this year. Other than the 4th of July, we did get — we get plenty of ad activity for the 4th. But Mother’s Day, Father’s Day, Memorial Day and now Labor Day, we’re just not getting the same number of features that we historically would get at retail grocery stores. I don’t have any vision of that into next year. We booked these features with our customers sometimes 30 days out front, but not — I don’t have a glimpse of their features for very much beyond that. And on the food service side, we continue to wait for these cheap boneless prices to create some features at food service. It hasn’t done it yet. There’s one sandwich at KFC, but that’s the only thing we’re aware of.

Michael Leith Piken Cleveland Research Company - Equity Analyst

Okay. And then in terms of the tray pack market, I mean, I know that pricing has been a little bit more resilient than the big bird. But are you starting to see any — or I guess, how much weakness are you seeing in tray pack as a result of the big bird and in terms of your thought process in terms of Hammond and Hazlehurst for next year? What should we expect in terms of your mix between the pounds next year?

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AUGUST 23, 2018 / 3:00PM GMT, Q3 2018 Sanderson Farms Inc Earnings Call

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

We have not really seen, as far as — the Urner Barry prices affect some of our retail pricing other — and that has been weaker. But other than that, our retail pricing has been okay. It’s been fine. What has happened is we were getting more — the last several years, we were getting more than 2 features a week — a month, excuse me. We’re getting a white meat ad, a dark meat ad and then another one, maybe another white meat ad. We’re getting — we’re still getting 2 ads a month at all of our customers almost. But we’re not getting that third ad. And those other 2 weeks out of the month when you’re not getting those ads, you have some excess white meat, typically. And when you had that excess white meat, it’ll go into a 40-pound box. And when it goes into a 40-pound box, it typically will go to a food service account either in bulk or for the processor or — so it pressures the food service market, not so much retail, not hardly retail at all. So retail is fine. Everything is fine at retail. Other than the Urner Barry values, retail values are fine, but it’s — the lack of feature activity is really bleeding off into the food service market, not so much the retail market.

Operator

And we’ll now take questions from Adam Samuelson with Goldman Sachs.

Adam L. Samuelson Goldman Sachs Group Inc., Research Division - Equity Analyst

Joe, maybe continuing on that line of questioning a little bit, thinking about kind of the supply environment and the demand environment. And clearly, kind of competing proteins and lack of growth in retail demand has been key kind of contributors into the market weakness you’ve seen this summer. Do you think that the industry will have to get more aggressive on retail pricing to catalyze some more of that feature activity to get the volume moving through the tray pack channel, which will then, hopefully, kind of drive a bit of a — ease some of the burdens on the supply of breast meat you’re seeing for food service and big bird? Or how do we get out of this if the supply environment and the competing protein supply environment doesn’t look like it’s going to be changing anytime soon?

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

That’s a good question. It would not be our modus operandi to quote really cheap prices out of our tray pack plants to move product through our chill pack plants. We would not really do that. And here’s the reason, if you all — we have a lot of customers all in the same markets, whether it’s Houston, Dallas, Georgia, anywhere you look, we have competing customers. And so you, and I’m sure the other processors will do the same. So you start quoting a customer a very low price, and you’re going to run and do your own product. So that’s just not a way, in my judgment, to do it. You’re competing against your own product if you do that, and I don’t think that’s what’s going to happen. The fact is the retailers are choosing to feature beef and pork. Let me acknowledge something right here in light of your question. Back in the fall, I had several analysts asked me if I was concerned about the homecoming production excess and increased production of beef and pork. And I said, I was not. I’d never seen a scenario where beef and pork affected us. Well, I was wrong about that. And I don’t recall in the past where it had affected us like it’s affecting us this year. And I wanted — several of the analysts brought that up. And you know who you are. I can’t remember everybody. But several of you did, and I was not correct. It has affected us markedly this year in both market segments, retail and food service. And — but Adam, I don’t think that’s what’s going to happen. I don’t think you’re going to see event push through retail because it — we’d be competing against our other customers if we were to do that.

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AUGUST 23, 2018 / 3:00PM GMT, Q3 2018 Sanderson Farms Inc Earnings Call

Adam L. Samuelson Goldman Sachs Group Inc., Research Division - Equity Analyst

Okay, that’s helpful. And then just — as I think about kind of the operating conditions as we move into the fall and where pricing is, I mean, it seems like the operating cash burn, let alone some of the expansionary CapEx is going to be picking up, you still have cash on the balance sheet. I mean, how do I — how should we think about your use of cash in what still — what looks like to be a pretty tough next 6 months given where pricing is?

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

I don’t think our — we won’t change our — the way we operate and what our use of cash will be. We’re going to — we’ll approve our capital budgets next month. We’re going to finish Tyler. We will make decisions about we’ll pay dividends, and we’ll look at other uses of cash to strengthen our stock and do like we always do. But we don’t — we’re not going to change anything about the way we operate because of a quarter or 2 quarters or 3 quarters.

Operator

We’ll now take questions from Akshay Jagdale with Jefferies.

Akshay S. Jagdale Jefferies LLC, Research Division - Equity Analyst

I wanted to ask about the nonfeed cost per pound trend. So those costs have been inching up quite a bit recently, which is pretty specific to the company, right? Nothing to do obviously with, I guess, overall pricing trends or anything. Can you give us a sense of sort of what’s driving that and when we might get to more normalized levels? I mean, you’re running a good $0.02 to $0.03 above what you used to several years ago. And just kind of get an update on where we are related to that.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

Yes. That is mainly from a couple of sources. As you know, we converted 2 of our plants, Hazlehurst and Hammond in Mississippi from a 9-pound bird to a 6.75-pound bird. And that affected us in 2 ways. In the first place, we had all of our grower base set up for 14-day layout. And that affected all of Mississippi. They went from a 14-day layout to a 22-, 23-day layout. So to keep their cash flow as we had told them it would be, we raised everybody’s grower pay in Mississippi when we did that because it takes fewer days to grow that 7.75-pound chicken. And our grower pay in Mississippi went up significantly. And for Sanderson Farms as a whole, year-to-date, it is up 60 points. So if you look at — as you look at our finances and our nonfeed cost, 60 points is grower pay this year. And 10 points of that was our annual increase. And the rest of it is because that reduction in live weight. Likewise, in our plants, as we told you all, when we reduce live weights, our plant cost was going to go up in those 2 plants, Hazlehurst and Hammond, by about $0.04 a pound. And that’s exactly what it was. And total in all of the plants, our labor cost is up how much? $0.005 a pound.

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

But when you add salary increases for salaried employees that we’ve been talking about now for 2 or 3 quarters, Akshay, when you add that to the higher labor, it’s almost $0.01 a pound.

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AUGUST 23, 2018 / 3:00PM GMT, Q3 2018 Sanderson Farms Inc Earnings Call

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

Yes. And then you also remember last year, we reduced our live weights because of woody breast from 9.75 to 9 pounds. That is annualized and flowing into this as well. And then one other — there’s one other item that’s significant in here, and that is our antimicrobial use in the plant. And its $0.005 a pound. And then also freight is up…

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

10 points.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

10 points year-to-date, 0.1%. Those are the major increases in our cost.

Akshay S. Jagdale Jefferies LLC, Research Division - Equity Analyst

Got it. And so just when — lastly, when will they start to normalize, do you think? Is it still several quarters? And the one follow-up I had was on your capital allocation. So can you — you mentioned it a few minutes ago, but can you give us a little more detail on how you’re thinking about it. Obviously, you continue to build plants, and I understand your balance sheet’s still in great shape regardless of what happens with the next quarter. And over time, you’ve also paid special dividends, right? So can you give us a little bit more insight into the planning process and how you’re thinking about capital allocation given your balance sheet strength?

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

Look, Akshay, as Joe said, we’re certainly not going to change the way we operate the business over the next 2 or 3 quarters because of the current environment. We’re going to continue our CapEx. Next year, we’re modeling $115 million for maintenance. We’re going to have $35 million, plus or minus, still to spend in Tyler. We have talked about a new feed mill in Mississippi. When and where that’s going to be, we’ll be making the decision on that in ‘19 and we’ll start that potentially. Our dividend policy is set by our board that I don’t anticipate that changing one bit. This year hasn’t been the type of year where I would expect them to consider a special dividend. And then finally, as you know, we’ve got authority to buy back 2 million shares of stock. Joe mentioned a moment ago that we’ll consider ways to benefit our shareholders, and that’s part of the mix, too. But no difference. We’re not going to change our capital allocation strategy because of low bonus prices in August.

Operator

We’ll now go to Jeremy Scott with Mizuho for questions.

Jeremy Carlson Scott Mizuho Securities USA LLC, Research Division - VP of Americas Research

Just maybe following on that. It’s been a couple of years and a lot has changed since Kinston. So can you give us a sense how nonfeed and feed cost differ for Tyler versus your base of business?

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AUGUST 23, 2018 / 3:00PM GMT, Q3 2018 Sanderson Farms Inc Earnings Call

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

Nonfeed and — say that again, please, Jeremy.

Jeremy Carlson Scott Mizuho Securities USA LLC, Research Division - VP of Americas Research

Nonfeed cost per pound and feed cost per pound differ for Tyler.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

The only thing different is antimicrobials are higher. We’re using more of that than what we’re using 2 or 3 years ago in Kinston. So that is — that’s a new cost. And then Tyler is going to be more automated. Then that will offset the antimicrobial. What was…

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

Feed cost in Tyler versus…

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

Feed cost? Feed cost will be the same.

Jeremy Carlson Scott Mizuho Securities USA LLC, Research Division - VP of Americas Research

On a per pound basis?

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

Yes. There won’t be any difference.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

Yes, it will be the same.

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

It will be the same.

Jeremy Carlson Scott Mizuho Securities USA LLC, Research Division - VP of Americas Research

And then just could you give us a sense as to how quickly you expect that — to ramp that plant? Should we expect the typical 18- to 24-month period? Or are you experiencing any issues on labor, like the rest of the industry?

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

No. No. It’ll be 15 months, something like that. We don’t — based on — we’ve had a — we survey that before we settled on Tyler. And Texas is a little tighter labor market than, say, Carolina, for example. But Tyler per se is — seems to have adequate labor there.

Operator

And we’ll now take a question from Heather Jones with Vertical Group.

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AUGUST 23, 2018 / 3:00PM GMT, Q3 2018 Sanderson Farms Inc Earnings Call

Heather Lynn Jones The Vertical Trading Group, LLC, Research Division - Research Analyst

Really quickly, the feed cost, your guidance was up, if you priced it as of this morning or yesterday afternoon, up about $36 million, $37 million year-on-year. Is that on like an apples-to-apples pounds number with ‘17? Or is that taking into account your increased pound for ‘18?

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

That’s apples-to-apples, Heather.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

Is that for ‘18/ ‘19?

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

No, that’s ‘18/ ‘17.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

Yes, yes, yes. Absolutely. And the market is down this morning. Right.

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

If you go to ‘18/ ‘19, it’s $15 million.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

You’re off $0.05 on corn and $4 on meal. So that’s no good.

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

But yes, that’s apples-to-apples.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

As of yesterday.

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

If you look at cash out the door with the additional grain, it’s $54 million. But apples-to-apples, it’s $37 million.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

Yes.

Heather Lynn Jones The Vertical Trading Group, LLC, Research Division - Research Analyst

Okay. And going back to the capital allocation. So like you said, you have this 2 million share repurchase authorization. And clearly, you all consistently growing your pounds produced and all through expanding plants and all. But like where are your — could you give us a sense of how you view your stock at this level as far as it’s relative repurchasing, relative attractiveness to building a new plant? Or could you do both? Or just could you help us think about how you view the shares here given where they’re trading at on a book value, earning power, et cetera?

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AUGUST 23, 2018 / 3:00PM GMT, Q3 2018 Sanderson Farms Inc Earnings Call

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

At — when we — in the past, I’ll say, at $110 a share, we were comparing that to building a complex at $135 million. Now you compare repurchase at $110 a share to a $215 million complex. So relatively speaking, it is more attractive today than it was when you’re building complexes at $125 million, $135 million, relatively speaking. Does that make sense to you?

Heather Lynn Jones The Vertical Trading Group, LLC, Research Division - Research Analyst

It does.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

Yes, so relatively speaking. And with our balance sheet and our cash position, it makes more sense today than it did when stock was at $170 or $150.

Operator

It appears there are no further questions at this time. Mr. Sanderson, I’d like to turn the conference back to you for any additional or closing remarks.

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

Good. Thank you, and thank you all for spending time with us this morning, and we will look forward to seeing some of you in New Orleans and then again reporting our year-end results to you in December. Thank you.

Operator

This does conclude today’s call. Thank you for your participation. You may now disconnect.

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